AGREEMENT

Agreement made as of August 23, 2007, by and between Advaxis, Inc., a Delaware corporation with offices at Technology Center of New Jersey, 675 Rt. 1, Ste 113, North Brunswick, New Jersey 08902 ("Advaxis") and YA Global Investments, L.P. (f/k/a Cornell Capital Partners LP), a Cayman Islands partnership with offices at 101 Hudson Street, Jersey City, New Jersey, 07302 ("Yorkville").

Whereas Advaxis is party to a series of agreements listed on Exhibit A hereto (the "Loan Documents ") with respect to a secured loan by Yorkville to Advaxis represented by Secured Convertible Debentures in the original principal amount of $3,000,000 which are convertible into shares of common stock, par value $.001 of Advaxis (the "Common Stock"), (the "Loan");

Whereas as if August 14, 2007, Yorkville has converted $1,000,000 in principal amount of the Secured Convertible Debentures issued as a Loan Document in conjunction with the Loan into Common Stock and as of August 14, 2007 the remaining principal amount of the Loan is $2,000,000, the accrued, unpaid interest is $233,386 and the premium upon redemption is $400,000;

Whereas an aggregate of 4,500,000 warrants for purchase of Common Stock were issued in connection with the Loan, all of which remain outstanding (the "Warrants"); and

Whereas Advaxis intends to acquire from Yorkville the Loan and 4,500,000 of the Warrants from Yorkville on the terms set forth herein not later than October 31, 2007;

Now, therefore, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

1. Agreements of the Parties

A) In consideration of the covenants set forth herein, the parties agree that notwithstanding anything in the Loan Documents to the contrary, Advaxis shall have the right anytime on or before October 31, 2007 (the "Redemption Deadline") to acquire from Yorkville (the "Acquisition") (i) all of the Loan (but no less than all of the Loan) by paying to Yorkville by wire transfer of immediately available funds all of the then outstanding principal, accrued and unpaid interest, and the applicable redemption premium provided in the Loan Documents. and (i) all of the 4,500,000 of the Warrants (the "Acquired Warrants") by paying to Yorkville by wire transfer of immediately available funds in the aggregate of $600,000 for the Acquired Warrants. The acquisitions of the Loan and of the Acquired Warrants may occur separately provided that the Acquired Warrants may be purchased prior to the acquisition of the Loan or simultaneously with the acquisition of the Loan and if not so purchased, the right to purchase the Acquired Warrants shall terminate upon a closing of the acquisition of the Loan.

B) Nothing herein shall limit Yorkville's ability to exercise its conversion rights under the Loan or its exercise rights under the Warrants in accordance with the Loan Documents.

C) Yorkville hereby waives the $500,000 limit set forth in each Convertible Debenture included in the Loan Documents solely with respect to the redemption contemplated herein and agrees that the Loan may be redeemed in full by Advaxis at any time up to the Redemption Deadline.

D) Upon the Acquisition of the Loan and payment in full of all amounts owed under the Loan Documents, Yorkville shall be deemed to have waived any and all defaults by Advaxis which may exist under the Loan Documents.

E) This agreement shall automatically terminate in the event that the Acquisition has not occurred by the Redemption Deadline unless extended in writing by the parties hereto.

2. Representations and Warrants of the Parties

A) Yorkville represents and warrants that: it owns the Loan free and clear of all liens, encumbrances or claims or rights of third parties, and has all right, title and interest therein, and has full power and right to permit the redemption of the Loan in accordance with the terms of this Agreement, and to transfer the Acquired Warrants in accordance with the terms of this Agreement and that such transactions will be duly authorized by the Investment Manager of Yorkville.

B) Advaxis represents and warrants that it has full power and right to redeem the Loan and to acquire the Acquired Warrants in accordance with the terms of this Agreement and that such transaction, upon consummation, will be duly authorized by the Board of Directors of Advaxis.

3. The closing of the Acquisition shall take place at the offices of Reitler Brown and Rosenblatt LLC, 800 Third Avenue, New York, NY 10022, at such date and time set by the parties, but not later than the close of business on the Redemption Date (the "Closing"). At the Closing Advaxis shall deliver to Yorkville the consideration provided for in Section 1 (A) by wire or by certified bank check and Yorkville shall deliver (i) such documents as requested by Advaxis which indicate that the Loan, all accrued interest, and any redemption premium, have been paid in full by redemption of the Loan. At a Closing of the Acquired Warrants, Advaxis shall deliver $600,000 in good funds and Yorkville shall deliver the Acquired Warrants to Advaxis.

4. Miscellaneous

A) All notices, demands, or requests provided for or permitted to be given pursuant to this Agreement must be in writing, by depositing the same in the U.S. Mail, addressed to the party, postpaid and registered or certified, at the address set forth for each in the Preamble. Any party can change its address for purposes of notification by written notice to all interested parties.

B) B) This Agreement sets forth all agreements of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements between the parties hereto with respect thereof, whether written or oral. No variations, modifications, or changes

herein or hereof shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party. The obligations of the parties hereunder shall be interpreted, construed, and enforced in accordance with the laws of the State of New Jersey with respect to contracts to be made and performed entirely in such state.

[*Signature Page to Follow*]

IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

Advaxis, Inc.

By: ____________________
Name: Thomas Moore
Title: CEO

YA Global Investments, L.P.
By: Yorkville Advisors, LLC
Its: Investment Manager

By: ____________________
Name: Mark Angelo
Title: Portfolio Manager

IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

Advaxis, Inc.

By: ____________________
Name: Thomas Moore
Title: CEO

YA Global Investments, L.P.
By: Yorkville Advisors, LLC
Its: Investment Manager

By: ____________________
Name: Mark Angelo
Title: Portfolio Manager

Exhibit A

1) Security Agreement dated February 2, 2006

2) Irrevocable Transfer Agent Instructions dated February 2, 2006

3) Security Purchase Agreement dated February 2, 2006

4) Secured Convertible Debenture for $1,500,000 dated February 2, 2006

5) Secured Convertible Debenture for $1,500,000 dated __________, 2006

6) Investor Registration Rights Agreement dated February 2, 2006

7) Irrevocable Transfer Agent Instructions dated February 2, 2006

8) Warrant for purchase of 4,200,000 shares of common stock of Advaxis dated February 2, 2006

9) B Warrant for purchase of 300,000 shares of common stock of Advaxis dated February 2, 2006